Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC. REPORTS 2010 SECOND QUARTER RESULTS

New York, New York - July 28, 2010 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the second quarter ended July 3, 2010. Revenues for the second quarter of 2010 were $860 million, as compared with $804 million for the second quarter of 2009.

The Company reported adjusted earnings per share ("EPS") of $0.45 for the second quarter of 2010, as compared with adjusted earnings per share of $0.29 in the same period last year. Results for both periods exclude the impact of acquisition-related charges, the impact of severance and other expenses related to the planned closure of certain Company-operated retail stores, and certain other charges (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported net income of $0.30 per share for the second quarter of 2010, as compared with net income of $0.15 per share for the same period last year. The 2010 second quarter results include costs and charges of approximately $12 million ($8 million after tax) related to the acquisitions of Stuart Weitzman and Robert Rodriguez and $10 million ($6 million after tax) of other restructuring and strategic review costs. In the prior year quarter, results included charges of approximately $10 million ($6 million after tax) related to the consent solicitation of noteholders and tender offer and the termination of the revolving credit facility and charges of $8 million ($5 million after tax) related to cost savings initiatives and other items.

Wesley R. Card, Jones Apparel Group Chief Executive Officer, stated: "We are very pleased with our second quarter results and the performance of our core brands over the entire Spring/Summer season. Operating margins were much improved and increased in three of the segments compared with the prior year's quarter. Results in Better Apparel and Footwear and Accessories were particularly notable, reflective of sound execution and aggressive inventory management, as well as strong sell-throughs. Jeanswear also continued to perform well and our vertical retail operations results improved, as we remain on track with our retail improvement plan."

The Company noted that it closed 41 retail locations in the second quarter to end the quarter with 880 locations (which includes acquired Stuart Weitzman locations). Consistent with its plan, the Company anticipates closing an additional 80 unprofitable locations by the end of 2010.

The following notable events have recently occurred:

  completed the acquisition of a 55% interest in Stuart Weitzman Holdings, LLC, a leading designer and marketer of women's salon footwear;

  entered into an exclusive licensing and distribution agreement with G-III Apparel Group, Ltd. for Andrew Marc men's jeanswear; and

  completed an amendment and extension of its existing $650 million senior credit facility.

Cash provided by operations during the six months was $26 million, compared with cash provided by operations of $74 million in the prior year. The current year results reflect higher earnings offset by higher tax payments and an investment in working capital required to fund revenue growth. The Company continues to have no amounts drawn under its $650 million of committed revolving credit facilities.

John T. McClain, Jones Apparel Group Chief Financial Officer, commented: "We had another solid quarter and our financial position remains strong. We ended the quarter with $133 million of cash, after funding the acquisition of Stuart Weitzman. During the quarter, we received tremendous support from our banking partners in completing an amendment and extension to 2015 of our $650 million credit facility, which remains undrawn. Throughout the remainder of 2010, we will maintain our prudent management of inventories and expenses to conserve cash and improve margins."

Mr. Card concluded: "Moving into the fall season, we are mindful of the current uncertain retail environment and note that recent consumer behavior is more cautious. We are pleased with the contributions of Stuart Weitzman and other recent acquisitions and line expansions, and will continue to search for more opportunities to fill the white space in our portfolio to drive growth. Across the organization, we remain disciplined and committed to performing well, even in challenging macroeconomic conditions."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of August 13, 2010 for payment on August 27, 2010.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesapparel.com. The call will be recorded and made available through August 5, 2010 and may be accessed by dialing 877-344-7529. Enter account number 442796. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.

About Jones Apparel Group, Inc.

Jones Apparel Group, Inc. (www.jonesapparel.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores and through its e-commerce web sites. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Stuart Weitzman, Robert Rodriguez, Kasper, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, women's footwear under the Dockers (R) and Dockers (R) Women brands and infants', toddlers' and boys' footwear (excluding girls' footwear) under the Dockers (R) and Dockers (R) Premium brands, licensed from Levi Strauss & Co., apparel and accessories under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC, and Jessica Simpson jeanswear licensed from VCJS LLC. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Anne Klein New York, Nine West, Gloria Vanderbilt, l.e.i. and Evan-Picone, with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;

  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;

  consolidation of the Company's retail customers;

  financial difficulties encountered by the Company's customers;

  the effects of vigorous competition in the markets in which the Company operates;

  the Company's ability to attract and retain qualified executives and other key personnel;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor, advertising and transportation;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data

	SECOND QUARTER				FISCAL SIX MONTHS
	2010		2009		2010		2009
Net sales	$849.0	98.8%	$793.4	98.7%	$1,725.2	98.8%	$1,672.9	98.7%
Licensing income	10.3	1.2	10.3	1.3	21.3	1.2	21.8	1.3
Other revenues	0.3	0.0	0.2	0.0	0.4	0.0	0.3	0.0
Total revenues	859.6	100.0	803.9	100.0	1,746.9	100.0	1,695.0	100.0
Cost of goods sold	542.4	63.1	521.8	64.9	1,103.5	63.2	1,119.6	66.1
Gross profit	317.2	36.9	282.1	35.1	643.4	36.8	575.4	33.9
SG&A expenses	261.9	30.5	240.0	29.9	511.8	29.3	519.6	30.7
Income from operations	55.3	6.4	42.1	5.2	131.6	7.5	55.8	3.3
Net interest expense and financing costs	(14.3)	(1.7)	(19.8)	(2.5)	(26.3)	(1.5)	(32.7)	(1.9)
Loss and costs associated with repurchase of 4.250% Senior Notes	-	-	(2.0)	(0.2)	-	-	(2.0)	(0.1)
Equity in loss of unconsolidated affiliate	-	-	(0.2)	(0.0)	(1.8)	(0.1)	(0.5)	(0.0)
Income before provision for income taxes	41.0	4.8	20.1	2.5	103.5	5.9	20.6	1.2
Provision for income taxes	15.2	1.8	7.0	0.9	38.3	2.2	7.2	0.4
Net income	25.8	3.0	13.1	1.6	65.2	3.7	13.4	0.8
Less: income attributable to noncontrolling interest	0.1	0.0	-	-	0.3	0.0	-	-
Income attributable to Jones	$25.7	3.0%	$13.1	1.6%	$64.9	3.7%	$13.4	0.8%
Earnings per share (1)
Net income	$25.8		$13.1		$65.2		$13.4
Less: income attributable to noncontrolling interest	0.1		-		0.3		-
Income attributable to Jones	25.7		13.1		64.9		13.4
Less: income allocated to participating securities	1.2		0.5		3.0		0.5
Income available to common stockholders of Jones	$24.5		$12.6		$61.9		$12.9
Shares outstanding - diluted	82.7		81.8		82.6		81.7
Earnings per share attributable to Jones - diluted	$0.30		$0.15		$0.75		$0.16
Percentages may not add due to rounding.
(1)

Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

JONES APPAREL GROUP, INC.
INFORMATION REGARDING ADJUSTED EARNINGS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains a reconciliation of and other information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions, except per share data	SECOND QUARTER		FISCAL SIX MONTHS
	2010	2009	2010	2009
Income attributable to Jones (as reported)	$25.7	$13.1	$64.9	$13.4
Provision for income taxes	15.2	7.0	38.3	7.2
Loss and costs associated with repurchase of 4.250% Senior Notes (a)	-	2.0	-	2.0
Write-off of line of credit fees (b)	-	7.9	-	7.9
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (c)	0.1	-	0.1	-
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (d)	0.3	-	0.1	22.6
Charges associated with the bankruptcy of former U.K. licensee	-	2.6	0.2	3.3
Charges related to acquired businesses (e)	7.2	-	9.4	-
Other business development costs (f)	4.6	-	5.7	-
Severance related to restructuring activities (g)	0.6	5.0	0.9	11.8
Net loss on leases related to facilities closed in restructuring activities	6.2	-	4.9	1.9
Other restructuring expenses and certain other charges (h)	2.6	0.3	3.0	3.8
Adjusted income before provision for income taxes	62.5	37.9	127.5	73.9
Adjusted provision for income taxes	23.2	13.4	47.3	25.8
Adjusted income attributable to Jones	39.3	24.5	80.2	48.1
Less: adjusted income allocated to participating securities	(1.8)	(1.0)	(3.7)	(1.9)
Adjusted income available to common stockholders	$37.5	$23.5	$76.5	$46.2
Earnings per share - diluted (as reported)	$0.30	$0.15	$0.75	$0.16
Provision for income taxes	0.18	0.08	0.44	0.08
Loss and costs associated with repurchase of 4.250% Senior Notes (a)	-	0.02	-	0.02
Write-off of line of credit fees (b)	-	0.10	-	0.10
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (c)	-	-	-	-
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (d)	-	-	-	0.27
Charges associated with the bankruptcy of former U.K. licensee	-	0.03	-	0.04
Charges related to acquired businesses (e)	0.08	-	0.11	-
Other business development costs (f)	0.05	-	0.07	-
Severance related to restructuring activities (g)	0.01	0.06	0.01	0.14
Net loss on leases related to facilities closed in restructuring activities	0.07	-	0.06	0.02
Other restructuring expenses and certain other charges (h)	0.03	0.01	0.03	0.04
Adjusted income before provision for income taxes	0.72	0.45	1.47	0.87
Adjusted provision for income taxes	0.27	0.16	0.54	0.30
Adjusted earnings per share - diluted	$0.45	$0.29	$0.93	$0.57
Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel	$-	$-	$-	$-
Wholesale jeanswear (h)	-	0.5	-	2.1
Wholesale footwear and accessories	-	-	-	-
Retail (d)	-	0.1	-	0.1
Licensing, other & eliminations	-	-	-	-
Total	$-	$0.6	$-	$2.2
Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (e,g,h)	$6.1	$0.2	$8.3	$2.9
Wholesale jeanswear (g,h)	5.5	1.1	5.0	6.5
Wholesale footwear and accessories (e,g,h)	5.0	6.0	5.3	10.1
Retail (d,h)	0.3	0.5	(0.1)	23.9
Licensing, other & eliminations (f,h)	4.6	0.1	5.7	-
Total	$21.5	$7.9	$24.2	$43.4
(a)	2009 includes the loss and costs associated with the repurchase of 4.250% Senior Notes.
(b)	2009 includes the write-off of deferred financing fees related to our prior revolving credit facility upon extinguishment.
(c)	Represents the periodic adjustment in accordance with GAAP of the remaining consideration payable related to the acquisition of Stuart Weitzman.
(d)	2010 and 2009 include severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations announced in April 2009.
(e)	2010 includes the amortization of the acquired order backlog from the acquisitions of Robert Rodriguez and Stuart Weitzman and the fair value adjustment of the contingent consideration payable for the Robert Rodriguez acquisition.
(f)	2010 includes investment consulting fees, legal fees, accounting fees and other items related to the completed transactions and other business development activities.
(g)	2010 and 2009 include severance related to the restructuring of our costume jewelry business and severance related to other cost saving initiatives. 2010 also includes severance associated with the closure of the Texas warehouse.
(h)	2010 and 2009 include costs related to the exit from or restructuring of our moderate sportswear and certain other product lines and other charges not considered by management to be part of ongoing operations. 2010 also includes expenses associated with the closure of the Texas warehouse.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended July 3, 2010
Revenues from external customers	$227.7	$190.7	$253.4	$177.5	$10.3	$859.6
Intersegment revenues	33.7	0.6	11.1	-	(45.4)	-
Total revenues	261.4	191.3	264.5	177.5	(35.1)	859.6
Segment income	$31.9	$13.5	$21.9	$4.5	$(16.5)	55.3
Segment Margin	12.2%	7.1%	8.3%	2.5%		6.4%
Net interest expense						(14.3)
Income before provision for income taxes						$41.0
Segment revenues	$261.4	$191.3	$264.5	$177.5	$(35.1)	$859.6
Adjustments affecting segment revenues	-	-	-	-	-	-
Adjusted segment revenues	$261.4	$191.3	$264.5	$177.5	$(35.1)	$859.6
Segment income	$31.9	$13.5	$21.9	$4.5	$(16.5)	$55.3
Adjustments affecting segment income	6.1	5.5	5.0	0.3	4.6	21.5
Adjusted segment income	$38.0	$19.0	$26.9	$4.8	$(11.9)	$76.8
Adjusted segment margin	14.5%	9.9%	10.2%	2.7%		8.9%

For the fiscal quarter ended July 4, 2009
Revenues from external customers	$202.7	$221.2	$185.9	$183.8	$10.3	$803.9
Intersegment revenues	29.4	0.6	9.8	-	(39.8)	-
Total revenues	232.1	221.8	195.7	183.8	(29.5)	803.9
Segment income	$19.8	$22.7	$3.3	$2.3	$(6.0)	42.1
Segment Margin	8.5%	10.2%	1.7%	1.3%		5.2%
Net interest expense						(19.8)
Loss and costs associated with repurchase of 4.250% Senior Notes						(2.0)
Equity in loss of unconsolidated affiliate						(0.2)
Income before provision for income taxes						$20.1
Segment revenues	$232.1	$221.8	$195.7	$183.8	$(29.5)	$803.9
Adjustments affecting segment revenues	-	0.5	-	0.1	-	0.6
Adjusted segment revenues	$232.1	$222.3	$195.7	$183.9	$(29.5)	$804.5
Segment income	$19.8	$22.7	$3.3	$2.3	$(6.0)	$42.1
Adjustments affecting segment income	0.2	1.1	6.0	0.5	0.1	7.9
Adjusted segment income	$20.0	$23.8	$9.3	$2.8	$(5.9)	$50.0
Adjusted segment margin	8.6%	10.7%	4.8%	1.5%		6.2%

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal six months ended July 3, 2010
Revenues from external customers	$512.0	$410.5	$483.7	$319.4	$21.3	$1,746.9
Intersegment revenues	69.2	1.8	23.2	-	(94.2)	-
Total revenues	581.2	412.3	506.9	319.4	(72.9)	1,746.9
Segment income (loss)	$89.2	$50.4	$46.0	$(18.2)	$(35.8)	131.6
Segment Margin	15.3%	12.2%	9.1%	(5.7% )		7.5%
Net interest expense						(26.3)
Equity in loss of unconsolidated affiliate						(1.8)
Income before provision for income taxes						$103.5
Segment revenues	$581.2	$412.3	$506.9	$319.4	$(72.9)	$1,746.9
Adjustments affecting segment revenues	-	-	-	-	-	-
Adjusted segment revenues	$581.2	$412.3	$506.9	$319.4	$(72.9)	$1,746.9
Segment income (loss)	$89.2	$50.4	$46.0	$(18.2)	$(35.8)	$131.6
Adjustments affecting segment income	8.3	5.0	5.3	(0.1)	5.7	24.2
Adjusted segment income (loss)	$97.5	$55.4	$51.3	$(18.3)	$(30.1)	$155.8
Adjusted segment margin	16.8%	13.4%	10.1%	(5.7% )		8.9%

For the fiscal six months ended July 4, 2009
Revenues from external customers	$494.4	$449.5	$404.3	$325.0	$21.8	$1,695.0
Intersegment revenues	68.6	1.5	28.4	-	(98.5)	-
Total revenues	563.0	451.0	432.7	325.0	(76.7)	1,695.0
Segment income (loss)	$69.3	$40.0	$19.3	$(56.1)	$(16.7)	55.8
Segment Margin	12.3%	8.9%	4.5%	(17.3% )		3.3%
Net interest expense						(32.7)
Loss and costs associated with repurchase of 4.250% Senior Notes						(2.0)
Equity in loss of unconsolidated affiliate						(0.5)
Income before provision for income taxes						$20.6
Segment revenues	$563.0	$451.0	$432.7	$325.0	$(76.7)	$1,695.0
Adjustments affecting segment revenues	-	2.1	-	0.1	-	2.2
Adjusted segment revenues	$563.0	$453.1	$432.7	$325.1	$(76.7)	$1,697.2
Segment income (loss)	$69.3	$40.0	$19.3	$(56.1)	$(16.7)	$55.8
Adjustments affecting segment income	2.9	6.5	10.1	23.9	-	43.4
Adjusted segment income (loss)	$72.2	$46.5	$29.4	$(32.2)	$(16.7)	$99.2
Adjusted segment margin	12.8%	10.3%	6.8%	(9.9% )		5.8%

JONES APPAREL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	July 3, 2010	July 4, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$133.2	$112.5
Accounts receivable	380.7	366.6
Inventories	414.9	428.4
Prepaid income taxes	9.0	9.1
Deferred taxes	25.9	22.9
Other current assets	33.3	32.2
TOTAL CURRENT ASSETS	997.0	971.7
Property, plant and equipment, at cost, less accumulated depreciation and amortization	241.4	258.1
Goodwill	161.8	160.7
Other intangibles, less accumulated amortization	778.3	589.7
Deferred taxes	-	13.1
Other assets	129.4	114.6
	$2,307.9	$2,107.9
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$-	$20.9
Current portion of long-term debt and capital lease obligations	2.2	10.2
Current portion of acquisition consideration payable	10.3	-
Accounts payable	200.6	158.7
Accrued expenses and other current liabilities	116.4	109.0
TOTAL CURRENT LIABILITIES	329.5	298.8
NONCURRENT LIABILITIES:
Long-term debt and obligations under capital leases	529.8	527.6
Income taxes payable	9.2	11.4
Deferred taxes	2.7	-
Acquisition consideration payable	196.2	-
Other	79.4	75.6
TOTAL NONCURRENT LIABILITIES	817.3	614.6
TOTAL LIABILITIES	1,146.8	913.4
EQUITY	1,161.1	1,194.5
	$2,307.9	$2,107.9

JONES APPAREL GROUP, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Fiscal Six Months Ended
	July 3, 2010	July 4, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$65.2	$13.4
Adjustments to reconcile net income to net cash provided by operating activities, net of acquistions:
Loss and costs associated with repurchase of 4.250% Senior Notes	-	2.0
Amortization of employee stock options and restricted stock	13.7	6.6
Depreciation and other amortization	44.2	37.6
Impairments of property, plant and equipment	2.1	21.2
Equity in loss of unconsolidated affiliate	1.8	0.5
(Recovery of) provision for losses on accounts receivable	(0.3)	1.8
Deferred taxes	8.2	7.8
Write-off of deferred financing fees	-	7.9
Other items, net	0.3	0.5
Changes in operating assets and liabilities:
Accounts receivable	(55.5)	(7.9)
Inventories	(20.0)	82.0
Accounts payable	12.1	(72.9)
Income taxes payable/prepaid taxes	(8.2)	(3.9)
Other assets and liabilities, net	(37.6)	(22.9)
Total adjustments	(39.2)	60.3
Net cash provided by operating activities	26.0	73.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(16.3)	(13.9)
Acquisition of Stuart Weitzman Holdings, LLC, net of cash acquired	(159.3)	-
Acquisition of Moda Nicola International, LLC	(14.4)	-
Investment in GRI Group Limited	-	(15.2)
Other	0.1	-
Net cash used in investing activities	(189.9)	(29.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of 4.250% Senior Notes, including consent fees and related costs	-	(252.4)
Costs related to secured revolving credit agreement	(7.2)	(30.0)
Net increase in short-term borrowings	-	20.9
Principal payments on capitalized leases	(1.4)	(1.6)
Cash distributions to selling members of Stuart Weitzman Holdings, LLC	(19.0)	-
Distributions to noncontrolling interest	(0.3)	-
Payments related to acquisition consideration payable	(0.7)	-
Dividends paid	(8.6)	(8.5)
Proceeds from exercise of employee stock options	0.6	-
Net cash used in financing activities	(36.6)	(271.6)
EFFECT OF EXCHANGE RATES ON CASH	0.3	1.2
NET DECREASE IN CASH AND CASH EQUIVALENTS	(200.2)	(225.8)
CASH AND CASH EQUIVALENTS, BEGINNING	333.4	338.3
CASH AND CASH EQUIVALENTS, ENDING	$133.2	$112.5